Exhibit 21.1

SUBSIDIARY COMPANIES OF CBIZ, INC.

DECEMBER 31, 2016

Company Name	State of Formation
Associated Insurance Agents, Inc.	MN
CBIZ Accounting, Tax & Advisory of Atlanta, LLC	DE
CBIZ Accounting, Tax & Advisory of Chicago, LLC	DE
CBIZ Accounting, Tax & Advisory of Colorado, LLC	DE
CBIZ Accounting, Tax & Advisory of Florida, LLC	DE
CBIZ Accounting, Tax & Advisory of Kansas City, LLC	OH
CBIZ Accounting, Tax & Advisory of Maryland, LLC	DE
CBIZ Accounting, Tax & Advisory of Memphis, LLC	DE
CBIZ Accounting, Tax & Advisory of Minnesota, LLC	DE
CBIZ Accounting, Tax & Advisory of New England, LLC	DE
CBIZ Accounting, Tax & Advisory of New York, LLC	DE
CBIZ Accounting, Tax & Advisory of Northern California, LLC	DE
CBIZ Accounting, Tax & Advisory of Ohio, LLC	DE
CBIZ Accounting, Tax & Advisory of Orange County, LLC	DE
CBIZ Accounting, Tax & Advisory of Phoenix, LLC	DE
CBIZ Accounting, Tax & Advisory of St. Louis, LLC	DE
CBIZ Accounting, Tax & Advisory of San Diego, LLC	DE
CBIZ Accounting, Tax & Advisory of Southwest Florida, LLC	DE
CBIZ Accounting, Tax & Advisory of Topeka, LLC	DE
CBIZ Accounting, Tax & Advisory of Utah, LLC	DE
CBIZ Accounting, Tax & Advisory of Wichita, LLC	DE
CBIZ Accounting, Tax & Advisory, LLC	DE
CBIZ Beatty Satchell, LLC	DE
CBIZ Benefits & Insurance Services, Inc.	MO
CBIZ Credit Risk Advisory Services, LLC	DE
CBIZ East, Inc.	OH
CBIZ Financial Solutions, Inc.	MD
CBIZ Gibraltar Real Estate Services, LLC	DE
CBIZ Insurance Services, Inc.	MD
CBIZ Investment Advisory Services, LLC	DE
CBIZ KA Consulting Services, LLC	DE
CBIZ Life Insurance Solutions, Inc.	OH
CBIZ MHM, LLC	DE
CBIZ M & S Consulting Services, LLC	DE
CBIZ M.T. Donahoe & Associates, LLC	DE
CBIZ National Tax Office, LLC	DE
CBIZ Network Solutions, LLC	DE
CBIZ Network Solutions Canada, Inc.	ONTARIO, CAN
CBIZ Operations, Inc.	OH
CBIZ Retirement Consulting, Inc.	OH
CBIZ Risk & Advisory Services, LLC	TX
CBIZ Security & Advisory Services, LLC	DE
CBIZ Service Corp.	OH
CBIZ Southern California, LLC	DE
CBIZ Tax & Advisory of Nebraska, Inc.	OH
CBIZ Technologies, LLC	DE
CBIZ Valuation Group, LLC	DE
CBIZ West, Inc.	OH
Gallery Advisors, LLC	DE
MHM Retirement Plan Solutions, LLC	DE
OneCBIZ, Inc.	OH
Summit Retirement Plan Services, Inc.	OH
Weekes & Calloway, Inc.	FL